Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS COMMENCES SECOND CLINICAL STUDY FOR LEAD DRUG CANDIDATE CTCE-0214

Vancouver, BC (December 15, 2005) –Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT; TSX: CTI), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that it has initiated a second clinical study of its lead drug candidate CTCE-0214.  CTCE-0214 is a drug designed to trigger trafficking of immune system cells and stem cells, as well as regeneration of white blood cells and platelets. The Company commenced dosing the first cohort of subjects in the first of a three stage protocol, undertaken in Tacoma, Washington, that will include at least 50 healthy adult volunteers.

The first stage of the clinical study involves a single dose escalation design followed in stage two by repeat administration up to three doses. The final stage is designed to explore the possible synergy of CTCE-0214 used in conjunction with G-CSF. Overall, the Phase 1b study will allow the Company to evaluate the safety, pharmacodynamics, and pharmacokinetic profile of CTCE-0214 as a single injection, multi-dose, and in combination with granulocyte colony stimulating factor (G-CSF).  The Company expects to announce preliminary results of its clinical trial in the second half of 2006.

About CTCE-0214

CTCE-0214 is a stable peptide agonist of stromal cell-derived factor-1 (SDF-1), a key signaling molecule in the homing and engraftment of stem cells and contributes to the proliferation of bone marrow derived white blood cells (neutrophils) and bleeding prevention cells (platelets). The Company believes that CTCE-0214 has the potential to aid in the recovery of a cancer patient’s immune system and blood cells between cycles of chemotherapy.

The Company announced the results of a Phase Ia trial for CTCE-0214 in June 2005.  The trial demonstrated that CTCE-0214 is associated with significant increases in total white blood cell and neutrophil in subjects in the highest dose cohort, with an increase of over 300 percent more neutrophils on treatment then on placebo when measured from baseline within 6 hours of dosing (p<0.05). Investigators also observed a dose-dependent increase in neutrophil counts from baseline at 6, 12, and 24 hours after injection. Based on the safety profile and promising efficacy results from the Phase Ia trial of CTCE-0214, continued development of the product is warranted.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.   Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials;
CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net	Kevin Thiess Public Relations CEO Cast, Inc (212) 732-4300 kthiess@ceocast.com